UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 19, 2016

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 19, 2016, Geoffrey Cook sold 50,000 shares of the common stock of MeetMe, Inc. (the “Company”) pursuant to a stock-trading plan previously adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy (the “Plan”). The Plan provides for periodic sales of the Company’s common stock (subject to various price thresholds) over the course of this calendar year, up to a maximum of 400,000 shares. Mr. Cook has informed the Company that he does not intend to sell any shares of the Company’s common stock in 2016 other than (i) pursuant to the Plan in the amounts currently authorized therein, and (ii) to cover income tax obligations associated with the vesting of shares of restricted common stock. If all of the shares subject to the Plan were sold, Mr. Cook would retain approximately 80 percent of his current holdings (including stock options exercisable within 60 days of today).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: January 21, 2016	By: /s/ David Clark
Name: David Clark
Title: Chief Financial Officer